LOAN MODIFICATION AGREEMENT

         This agreement amends the Promissory Note dated April 14, 1998 ("Note") and Business Loan Agreement dated March 1, 1999 ("Business Loan Agreement"), each executed by The Coeur d'Alenes Company and Union Iron Works, Inc. of Spokane Washington (together if more than one "Borrower") in favor of Bank of America, N. A. dba Seafirst Bank ("Bank"), regarding a loan in the maximum principal amount of $150,000 (the "Loan"). For mutual consideration, Borrower and Bank agree to amend the above loan documents as follows:

1. CREDIT LIMIT. The maximum principal amount of Borrower's loan Is hereby changed to $90,000.00, and Borrower's maximum liability for principal under the Note is also changed to $90,000.00.

2. CONVERSION TO TERM. Bank's obligation to make advances to Borrower under the Loan is hereby terminated. The Note is amended to provide that the current outstanding principal balance of the Note shall be repaid in principal and interest payments of $1,853.39 to be paid monthly on the 1st day of each month, beginning September, 1999. The maturity date of the Note is changed to August 1, 2004.

3. OTHER TERMS. Except as specifically amended by this agreement or any prior amendment, all other terms, conditions, and definitions of the Note, Business Loan Agreement, and all other security agreements, guaranties, deeds of trust, mortgages, and other instruments or agreements entered into with regard to the Loan shall remain in full force and effect.

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This agreement is dated July 29, 1999.


Bank:  Bank of America, N.A., dba Seafirst Bank

By: /s/ James R. Dean, Vice President
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Borrower:  The Coeur d'Alenes Company and Union Iron Works, Inc.
           of Spokane, WA

By: /s/ Marilyn Schroeder Treasurer, CFO
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